UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            January 8, 2008

INSPIRE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware                          000-31135                                   04-3209022
 (State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 8, 2008, Inspire Pharmaceuticals, Inc. ("Inspire") provided written notice to FAES Farma, S.A. ("FAES") of the termination of the License Agreement, dated October 31, 2006, as amended June 19, 2007, between Inspire and FAES (the "Agreement") pertaining to bilastine, an antihistamine compound. Termination of the Agreement is effective 30 days from the date of the notice. Following review of its development and commercialization program relating to bilastine, Inspire made a strategic business decision to terminate the Agreement and focus its resources and capital investments on its other late stage development programs and commercial activities. A copy of the termination notice is attached as Exhibit 99.1 to this report and is made a part hereof.

Under the terms of the Agreement, Inspire was granted an exclusive, royalty-bearing license for the U.S. and Canadian development and commercialization of oral formulations of bilastine and rights to develop ocular formulations worldwide, except various Spanish speaking countries. In consideration of the license grants, Inspire paid FAES an upfront license fee of $7 million and agreed to make additional milestone payments, contingent upon achievement of the milestones, and royalty payments, based on net sales.

As a result of the termination of the Agreement, Inspire is no longer responsible for the further development and commercialization of the oral or ocular formulations of bilastine and has no further obligation to make any milestone or royalty payments under the Agreement. All of the rights in the intellectual property licensed by Inspire from FAES under the Agreement will revert to FAES and the regulatory dossier pertaining to the candidates, including the U.S. Investigational New Drug application (IND) for the oral bilastine compound, will be transferred back to FAES.

Item 8.01     Other Events.

On January 14, 2008, Inspire issued a press release, attached to this report as Exhibit 99.2 and made part hereof, announcing the termination of the Agreement.

Item 9.01      Financial Statements and Exhibits.

(c)     Exhibits.

No.                  Description

99.1                 Notice of Termination under License Agreement, dated January 8, 2008

99.2                 Press Release, dated January 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer
                                                                               Christy L. Shaffer,
                                                                               President and Chief Executive Officer

Dated: January 14, 2008

EXHIBIT INDEX

EXHIBIT INDEX

No.                  Description

99.1                 Notice of Termination under License Agreement, dated January 8, 2008

99.2                 Press Release, dated January 14, 2008